Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces First Quarter 2022 Financial Results and a Quarterly Cash Dividend of $0.33 Per Share

First Quarter 2022 Summary

•Net income of $66.9 million, or $0.70 per diluted share
•Return on average assets of 1.28%, return on average equity of 9.34%, and return on average tangible common equity of 14.66%(1)
•Diversified loan growth of $438.6 million, or 12.3% annualized
•Deposit growth of $573.6 million, or 13.4% annualized
•Net interest margin of 3.41%, and core net interest margin of 3.33%(1)
•Cost of deposits remained unchanged at 0.04%
•Noninterest-bearing deposits increased to 40.2% of total deposits
•Nonperforming assets to total assets of 0.26%, and classified assets to total assets of 0.57%

Irvine, Calif., April 26, 2022 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company” or “Pacific Premier”), the holding company of Pacific Premier Bank (the “Bank”), reported net income of $66.9 million, or $0.70 per diluted share, for the first quarter of 2022, compared with net income of $84.8 million, or $0.89 per diluted share, for the fourth quarter of 2021, and net income of $68.7 million, or $0.72 per diluted share, for the first quarter of 2021.

For the quarter ended March 31, 2022, the Company’s return on average assets (“ROAA”) was 1.28%, return on average equity (“ROAE”) was 9.34%, and return on average tangible common equity (“ROATCE”)(1) was 14.66%, compared to 1.63%, 11.90%, and 18.66%, respectively, for the fourth quarter of 2021, and 1.37%, 9.99%, and 16.21%, respectively, for the first quarter of 2021. Total assets increased to $21.62 billion at March 31, 2022, compared to $21.09 billion at December 31, 2021, and $20.17 billion at March 31, 2021.

Steven R. Gardner, Chairman, President, and Chief Executive Officer of the Company, commented, “We delivered a high level of performance in the first quarter driven by strong loan and deposit production. The first quarter's results reflect the success of our technology-driven growth strategy that enhances our new business development efforts, provides a superior banking experience for clients, and optimizes efficiencies and collaboration throughout the organization.

“We generated $1.46 billion in new loan commitments during the first quarter with well-balanced contributions coming from all of our major areas of lending. We also saw positive trends with commercial lines of credit utilization rates increasing in the first quarter. The combination of our strong loan production, increases in line utilization, and slower prepayments resulted in 12.3% annualized loan growth, which we funded with solid inflows of low-cost deposits, which grew 13.4% annualized.

“As always, we continue to prioritize risk management and maintain appropriate levels of capital, liquidity, and reserves in order to effectively manage through the challenges that may arise in connection with higher interest rates, inflationary pressures, and geopolitical uncertainty. During the quarter, we took a number of actions to position the balance sheet for higher interest rates, including reducing the size and duration of the available-for-sale securities portfolio, increasing our liquidity position, and enhancing our asset sensitivity. The strength of the organization we have built and our proactive approach to risk management has enabled us to capitalize on opportunities that arise in stressed environments. We are well positioned to continue to execute our proven business model by effectively managing risk, while growing the franchise both organically and through accretive acquisitions.”
(1) Reconciliations of the non–U.S. generally accepted accounting principles (“GAAP”) measures are set forth at the end of this press release.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2022	2021	2021
Financial highlights (unaudited)
Net income	$66,904	$84,831	$68,668
Diluted earnings per share	0.70	0.89	0.72
Common equity dividend per share paid	0.33	0.33	0.30
Return on average assets	1.28%	1.63%	1.37%
Return on average equity	9.34	11.90	9.99
Return on average tangible common equity (1)	14.66	18.66	16.21
Pre-provision net revenue on average assets (1)	1.72	1.93	1.86
Net interest margin	3.41	3.53	3.55
Core net interest margin (1)	3.33	3.38	3.30
Cost of deposits	0.04	0.04	0.11
Efficiency ratio (1)	50.7	48.0	48.6
Noninterest expense (excluding merger-related expense) as a percent of average assets (1)	1.86%	1.86%	1.85%
Total assets	$21,622,296	$21,094,429	$20,173,298
Total deposits	17,689,223	17,115,589	16,740,007
Loan-to-deposit ratio	83.4%	83.6%	78.4%
Non-maturity deposits as a percent of total deposits	94.2	93.8	91.8
Book value per share	$29.31	$30.58	$28.56
Tangible book value per share (1)	19.12	20.29	18.19
Total capital ratio	14.37%	14.62%	16.26%
______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income and Net Interest Margin

Net interest income totaled $161.8 million in the first quarter of 2022, a decrease of $8.9 million, or 5.2%, from the fourth quarter of 2021. The decrease in net interest income was primarily attributable to lower loan related-fees and lower accretion income as a result of slowing prepayment activity, two fewer days of interest, and lower average investment and loan yields, partially offset by an increase in average earning assets and a favorable remix towards higher yielding loans.

The net interest margin for the first quarter of 2022 was 3.41%, compared with 3.53% in the prior quarter. The core net interest margin(1), which excludes the impact of loan accretion income and other adjustments, decreased 5 basis points to 3.33%, compared to 3.38% in the prior quarter, reflecting lower loan prepayment fees and lower average investment and loan yields, partially offset by the favorable shift in average earning-asset mix.

Net interest income for the first quarter of 2022 increased $187,000, or 0.1%, compared to the first quarter of 2021. The increase was attributable to higher average loan and investment balances, lower cost of funds, primarily due to an improved deposit mix from an $894.6 million increase in average noninterest-bearing checking, and redemptions of higher-cost subordinated debentures, partially offset by lower average interest-earning asset yields.
______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)
	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/ Cost	Average Balance	Interest Income/Expense	Average Yield/ Cost	Average Balance	Interest Income/Expense	Average Yield/ Cost
Assets
Cash and cash equivalents	$322,236	$90	0.11%	$334,371	$66	0.08%	$1,309,366	$301	0.09%
Investment securities	4,546,408	17,852	1.57	4,833,251	19,522	1.62	4,087,451	17,468	1.71
Loans receivable, net (1) (2)	14,371,588	150,604	4.25	14,005,836	157,418	4.46	13,093,609	155,225	4.81
Total interest-earning assets	$19,240,232	$168,546	3.55	$19,173,458	$177,006	3.66	$18,490,426	$172,994	3.79

Liabilities
Interest-bearing deposits	$10,351,434	$1,673	0.07	$10,471,426	$1,694	0.06	$10,420,199	$4,426	0.17
Borrowings	555,879	5,034	3.63	400,014	4,593	4.59	523,565	6,916	5.36
Total interest-bearing liabilities	$10,907,313	$6,707	0.25	$10,871,440	$6,287	0.23	$10,943,764	$11,342	0.42
Noninterest-bearing deposits	$6,928,872			$6,911,702			$6,034,319
Net interest income		$161,839			$170,719			$161,652
Net interest margin (3)			3.41			3.53			3.55
Cost of deposits (4)			0.04			0.04			0.11
Cost of funds (5)			0.15			0.14			0.27
Ratio of interest-earning assets to interest-bearing liabilities			176.40			176.37			168.96
____________________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs and discounts/premiums.
(2) Interest income includes net discount accretion of $5.9 million, $7.9 million, and $9.9 million, respectively.
(3) Represents annualized net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.

Provision for Credit Losses

For the first quarter of 2022, the Company recorded a $448,000 provision expense, compared to a $14.6 million provision recapture for the fourth quarter of 2021, and a $2.0 million provision expense for the first quarter of 2021. The provision expense for the first quarter of 2022 was reflective of higher loans held for investment as well as the impact of growing uncertainties in the macroeconomic environment.

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Provision for credit losses
Provision for loan losses	$211	$(14,710)	$315
Provision for unfunded commitments	218	51	1,659
Provision for held-to-maturity securities	19	11	—
Total provision for credit losses	$448	$(14,648)	$1,974

Noninterest Income

Noninterest income for the first quarter of 2022 was $25.9 million, a decrease of $1.4 million from the fourth quarter of 2021. The decrease was primarily due to a $1.5 million decrease in net gain from sales of investment securities and a $560,000 decrease in escrow and exchange fees due to lower transaction volume, partially offset by an $814,000 increase in other income, which included $530,000 higher CRA investment income.

During the first quarter of 2022, the Bank sold $17.8 million of Small Business Administration (“SBA”) loans for a net gain of $1.5 million, compared to the sales of $13.3 million of SBA loans for a net gain of $1.3 million in the fourth quarter of 2021.

Additionally, during the first quarter of 2022, the Bank sold $658.5 million of investment securities for a net gain of $2.1 million, compared to the sales of $267.1 million of investment securities for a net gain of $3.6 million in the fourth quarter of 2021.

Noninterest income for the first quarter of 2022 increased $2.2 million, or 9.1%, compared to the first quarter of 2021. The increase was primarily due to a $4.4 million increase in Trust custodial account fees.

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Noninterest income
Loan servicing income	$419	$505	$458
Service charges on deposit accounts	2,615	2,590	2,032
Other service fee income	367	391	473
Debit card interchange fee income	836	769	787
Earnings on bank owned life insurance	3,221	3,521	2,233
Net gain from sales of loans	1,494	1,334	361
Net gain from sales of investment securities	2,134	3,585	4,046
Trust custodial account fees	11,579	11,611	7,222
Escrow and exchange fees	1,661	2,221	1,526
Other income	1,568	754	4,602
Total noninterest income	$25,894	$27,281	$23,740

 Noninterest Expense

Noninterest expense totaled $97.6 million for the first quarter of 2022, an increase of $396,000 compared to the fourth quarter of 2021, primarily driven by a $990,000 increase in other expense and a $905,000 increase in compensation and benefits.

Noninterest expense increased by $5.2 million compared to the first quarter of 2021. The increase was primarily due to a $4.4 million increase in compensation and benefits.

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Noninterest expense
Compensation and benefits	$56,981	$56,076	$52,548
Premises and occupancy	11,952	11,403	11,980
Data processing	5,996	5,881	5,828
FDIC insurance premiums	1,396	1,389	1,181
Legal and professional services	4,068	5,870	3,935
Marketing expense	1,809	1,821	1,598
Office expense	1,203	1,463	1,829
Loan expense	1,134	857	1,115
Deposit expense	3,751	3,836	3,859
Merger-related expense	—	—	5
Amortization of intangible assets	3,592	3,880	4,143
Other expense	5,766	4,776	4,468
Total noninterest expense	$97,648	$97,252	$92,489

Income Tax

For the first quarter of 2022, our income tax expense totaled $22.7 million, resulting in an effective tax rate of 25.4%, compared with income tax expense of $30.6 million and an effective tax rate of 26.5% for the fourth quarter of 2021, and income tax expense of $22.3 million and an effective tax rate of 24.5% for the first quarter of 2021. Our estimated effective tax rate for the full year is expected to be in the range of 26% to 27%.

BALANCE SHEET HIGHLIGHTS

Loans

Loans held for investment totaled $14.73 billion at March 31, 2022, an increase of $437.9 million, or 3.1%, from December 31, 2021, and an increase of $1.62 billion, or 12.3%, from March 31, 2021. The increase from December 31, 2021 was primarily driven by loan fundings, higher commercial line utilization rates, and lower levels of prepayments and maturities. Commercial line utilization rates increased to an average of 39.5% for the first quarter of 2022, compared to an average of 35.2% for the fourth quarter of 2021 and 34.1% for the first quarter of 2021.

During the first quarter of 2022, loan commitments totaled $1.46 billion and new loan fundings totaled $1.06 billion, compared with $1.48 billion in loan commitments and $1.07 billion in new loan fundings for the fourth quarter of 2021, and $1.15 billion in loan commitments and $746.3 million in new loan fundings for the first quarter of 2021. The year-over-year increase in new loan fundings was primarily due to expansion in our multifamily, commercial real estate owner-occupied, and commercial and industrial (“C&I”) loan segments.

At March 31, 2022, the total loan-to-deposit ratio was 83.4%, compared with 83.6% and 78.4% at December 31, 2021 and March 31, 2021, respectively.

The following table presents the primary loan roll-forward activities for total loans, including both loans held for investment and loans held for sale, during the quarters indicated:

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Beginning loan balance	$14,306,766	$13,990,961	$13,237,034
New commitments	1,461,992	1,479,445	1,153,345
Unfunded new commitments	(399,235)	(408,963)	(407,047)
Net new fundings	1,062,757	1,070,482	746,298
Amortization/maturities/payoffs	(786,700)	(935,064)	(773,170)
Net draws on existing lines of credit	182,868	194,548	(82,472)
Loan sales	(17,991)	(13,427)	(1,035)
Charge-offs	(2,299)	(734)	(1,952)
Net increase (decrease)	438,635	315,805	(112,331)
Ending loan balance	$14,745,401	$14,306,766	$13,124,703

The following table presents the composition of the loan portfolio as of the dates indicated:

	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Investor loans secured by real estate
Commercial real estate (“CRE”) non-owner-occupied	$2,774,650	$2,771,137	$2,729,785
Multifamily	6,041,085	5,891,934	5,309,592
Construction and land	303,811	277,640	316,458
SBA secured by real estate (1)	42,642	46,917	56,381
Total investor loans secured by real estate	9,162,188	8,987,628	8,412,216
Business loans secured by real estate (2)
CRE owner-occupied	2,391,984	2,251,014	2,029,984
Franchise real estate secured	384,267	380,381	340,805
SBA secured by real estate (3)	68,466	69,184	73,967
Total business loans secured by real estate	2,844,717	2,700,579	2,444,756
Commercial loans (4)
Commercial and industrial	2,242,632	2,103,112	1,656,098
Franchise non-real estate secured	388,322	392,576	399,041
SBA non-real estate secured	10,761	11,045	14,908
Total commercial loans	2,641,715	2,506,733	2,070,047
Retail loans
Single family residential (5)	79,978	95,292	184,049
Consumer	5,157	5,665	6,324
Total retail loans	85,135	100,957	190,373
Gross loans held for investment (6)	14,733,755	14,295,897	13,117,392
Allowance for credit losses for loans held for investment	(197,517)	(197,752)	(266,999)
Loans held for investment, net	$14,536,238	$14,098,145	$12,850,393

Total unfunded loan commitments	$2,940,370	$2,507,911	$2,243,650
Loans held for sale, at lower of cost or fair value	$11,646	$10,869	$7,311
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes unaccreted fair value net purchase discounts of $71.2 million, $77.1 million, and $103.9 million as of March 31, 2022, December 31, 2021, and March 31, 2021, respectively.

The total end-of-period weighted average interest rate on loans, excluding fees and discounts, at March 31, 2022 was 3.92%, compared to 3.95% at December 31, 2021, and 4.21% at March 31, 2021. The quarter-over-quarter and year-over-year decreases reflect the continued impact from lower levels of prepayments of higher rate loans and lower rates on new originations.

The following table presents the composition of loan commitments originated during the quarters indicated:

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Investor loans secured by real estate
CRE non-owner-occupied	$153,845	$94,740	$128,408
Multifamily	454,652	552,600	407,156
Construction and land	213,206	94,343	94,124
SBA secured by real estate (1)	7,775	—	—
Total investor loans secured by real estate	829,478	741,683	629,688
Business loans secured by real estate (2)
CRE owner-occupied	246,405	147,322	110,353
Franchise real estate secured	21,060	52,034	24,429
SBA secured by real estate (3)	9,378	15,631	4,101
Total business loans secured by real estate	276,843	214,987	138,883
Commercial loans (4)
Commercial and industrial	317,728	469,018	352,530
Franchise non-real estate secured	28,090	43,219	17,647
SBA non-real estate secured	3,543	3,500	686
Total commercial loans	349,361	515,737	370,863
Retail loans
Single family residential (5)	6,310	6,800	13,353
Consumer	—	238	558
Total retail loans	6,310	7,038	13,911
Total loan commitments	$1,461,992	$1,479,445	$1,153,345
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

The weighted average interest rate on new loan commitments was 3.55% in the first quarter of 2022, compared to 3.55% in the fourth quarter of 2021, and 3.63% in the first quarter of 2021.

Asset Quality and Allowance for Credit Losses

At March 31, 2022, our allowance for credit losses (“ACL”) on loans held for investment was $197.5 million, a decrease of $235,000 from December 31, 2021, and a decrease of $69.5 million from March 31, 2021. The ACL as of March 31, 2022 was reflective of higher loans held for investment as well as the impact of growing uncertainties in the macroeconomic environment. The decrease in ACL from March 31, 2021 was primarily due to favorable changes in the macroeconomic forecasts employed in the Company's current expected credit losses (“CECL”) model related to the COVID-19 pandemic.

During the first quarter of 2022, the Company incurred $446,000 of net charge-offs, compared to $1.0 million of net recoveries during the fourth quarter of 2021 and $1.3 million of net charge-offs during the first quarter of 2021.

The following table provides the allocation of the ACL for loans held for investment as well as the activity in the ACL attributed to various segments in the loan portfolio as of and for the period indicated:

	Three Months Ended March 31, 2022
(Dollars in thousands)	Beginning ACL Balance	Charge-offs	Recoveries	Provision for Credit Losses	Ending ACL Balance
Investor loans secured by real estate
CRE non-owner-occupied	$37,380	$—	$—	$(1,406)	$35,974
Multifamily	55,209	—	—	(884)	54,325
Construction and land	5,211	—	—	8	5,219
SBA secured by real estate (1)	3,201	(70)	—	(81)	3,050
Business loans secured by real estate (2)
CRE owner-occupied	29,575	—	10	2,306	31,891
Franchise real estate secured	7,985	—	—	(8)	7,977
SBA secured by real estate (3)	4,866	—	—	329	5,195
Commercial loans (4)
Commercial and industrial	38,136	(2,179)	1,841	800	38,598
Franchise non-real estate secured	15,084	—	—	(780)	14,304
SBA non-real estate secured	565	(50)	2	(27)	490
Retail loans
Single family residential (5)	255	—	—	(22)	233
Consumer loans	285	—	—	(24)	261
Totals	$197,752	$(2,299)	$1,853	$211	$197,517
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

The ratio of allowance for credit losses to loans held for investment at March 31, 2022 was 1.34%, compared to 1.38% at December 31, 2021 and 2.04% at March 31, 2021. The fair value net discount on loans acquired through total bank acquisitions was $71.2 million, or 0.48% of total loans held for investment, as of March 31, 2022, compared to $77.1 million, or 0.54% of total loans held for investment, as of December 31, 2021, and $103.9 million, or 0.79% of total loans held for investment, as of March 31, 2021.

Nonperforming assets totaled $55.3 million, or 0.26% of total assets, at March 31, 2022, compared with $31.3 million, or 0.15% of total assets, at December 31, 2021, and $38.9 million, or 0.19% of total assets, at March 31, 2021. Total loan delinquencies were $43.7 million, or 0.30% of loans held for investment, at March 31, 2022, compared to $19.5 million, or 0.14% of loans held for investment, at December 31, 2021, and $22.6 million, or 0.17% of loans held for investment, at March 31, 2021. The quarter-over-quarter and year-over-year increase in nonperforming assets and loan delinquencies was primarily due to the addition of a single C&I relationship totaling $25.3 million at March 31, 2022.

Classified loans totaled $122.5 million, or 0.83% of loans held for investment, at March 31, 2022, compared with $121.8 million, or 0.85% of loans held for investment, at December 31, 2021, and $134.7 million, or 1.03% of loans held for investment, at March 31, 2021.

Interest typically is not accrued on loans 90 days or more past due or when, in the opinion of management, there is reasonable doubt as to the timely collection of principal or interest. At March 31, 2022, there was a CRE owner-occupied loan of $1.8 million in default for more than 90 days and still accruing interest, pending a legal proceeding with repayment reasonably expected. There were $16.9 million of troubled debt restructured loans at March 31, 2022, compared with $17.3 million at December 31, 2021, and no troubled debt restructured loans at March 31, 2021.

	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Asset quality
Nonperforming loans	$55,309	$31,273	$38,909
Other real estate owned	—	—	—
Nonperforming assets	$55,309	$31,273	$38,909

Total classified assets (1)	$122,528	$121,827	$134,667
Allowance for credit losses	197,517	197,752	266,999
Allowance for credit losses as a percent of total nonperforming loans	357%	632%	686%
Nonperforming loans as a percent of loans held for investment	0.38	0.22	0.30
Nonperforming assets as a percent of total assets	0.26	0.15	0.19
Classified loans to total loans held for investment	0.83	0.85	1.03
Classified assets to total assets	0.57	0.58	0.67
Net loan charge-offs (recoveries) for the quarter ended	$446	$(981)	$1,334
Net loan charge-offs (recoveries) for the quarter to average total loans	—%	(0.01)%	0.01%
Allowance for credit losses to loans held for investment (2)	1.34	1.38	2.04
Delinquent loans
30 - 59 days	$25,332	$1,395	$13,116
60 - 89 days	74	—	61
90+ days	18,245	18,100	9,410
Total delinquency	$43,651	$19,495	$22,587
Delinquency as a percentage of loans held for investment	0.30%	0.14%	0.17%
______________________________
(1) Includes substandard loans and other real estate owned.
(2) At March 31, 2022, 32% of loans held for investment include a fair value net discount of $71.2 million, or 0.48% of loans held for investment. At December 31, 2021, 36% of loans held for investment include a fair value net discount of $77.1 million, or 0.54% of loans held for investment. At March 31, 2021, 51% of loans held for investment include a fair value net discount of $103.9 million, or 0.79% of loans held for investment.

Investment Securities

At March 31, 2022, available-for-sale (“AFS”) and held-to-maturity (“HTM”) investment securities were $3.22 billion and $996.4 million, respectively, compared to $4.27 billion and $381.7 million, respectively, at December 31, 2021. During the first quarter of 2022, the Company reassessed classification of certain investments with longer duration and transferred a total of $386.8 million of municipal bonds and $255.0 million of mortgage-backed securities, both of which the Company intends and has the ability to hold to maturity, from AFS to HTM at fair value.

In total, investment securities were $4.22 billion at March 31, 2022, a decrease of $437.1 million from December 31, 2021, and an increase of $339.2 million from March 31, 2021. The decrease in the first quarter of 2022 compared to the prior quarter was primarily the result of $658.5 million in investment securities sales, $109.3 million in principal payments, discounts from the AFS securities transferred to HTM, amortizations, and redemptions, as well as a $168.1 million decrease in mark-to-market fair value adjustment, partially offset by $498.9 million in investment securities purchases.

The increase in investment securities from March 31, 2021 was primarily the result of $2.40 billion in purchases, partially offset by $1.37 billion in sales, $542.9 million in principal payments, amortization, and redemptions, and a $151.5 million decrease in mark-to-market fair value adjustment.

Deposits

At March 31, 2022, deposits totaled $17.69 billion, an increase of $573.6 million, or 3.4%, from December 31, 2021, and an increase of $949.2 million, or 5.7%, from March 31, 2021. At March 31, 2022, non-maturity deposits totaled $16.66 billion, or 94.2% of total deposits, an increase of $600.9 million, or 3.7%, from December 31, 2021, and an increase of $1.29 billion, or 8.4%, from March 31, 2021. During the first quarter of 2022, deposit increases included $349.3 million in noninterest-bearing checking deposits, $185.7 million in interest-bearing checking deposits, and $65.9 million in money market and savings deposits, partially offset by a planned decrease of $27.3 million in retail certificates of deposits, as compared to the fourth quarter of 2021. The increase in deposits from March 31, 2021 was primarily driven by an increase in business checking deposits, partially offset by decreases in certificates of deposit and money market/savings deposits.

The weighted average cost of deposits for the first quarter of 2022 remained unchanged at 0.04%, compared to the fourth quarter of 2021, and decreased from 0.11% for the first quarter of 2021.

The end of period weighted average rate of deposits at March 31, 2022 was 0.04%.

	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Deposit accounts
Noninterest-bearing checking	$7,106,548	$6,757,259	$6,302,703
Interest-bearing:
Checking	3,679,067	3,493,331	3,155,071
Money market/savings	5,872,597	5,806,726	5,911,417
Retail certificates of deposit	1,031,011	1,058,273	1,353,431
Wholesale/brokered certificates of deposit	—	—	17,385
Total interest-bearing	10,582,675	10,358,330	10,437,304
Total deposits	$17,689,223	$17,115,589	$16,740,007

Cost of deposits	0.04%	0.04%	0.11%
Noninterest-bearing deposits as a percent of total deposits	40.2	39.5	37.7
Non-maturity deposits as a percent of total deposits	94.2	93.8	91.8
Core deposits as a percent of total deposits (1)	97.3	97.1	96.2
______________________________
(1) Core deposits are all transaction accounts and non-brokered certificates of deposit less than $250,000.

Borrowings

At March 31, 2022, total borrowings amounted to $930.7 million, an increase of $42.2 million from December 31, 2021, and an increase of $419.1 million from March 31, 2021. Total borrowings at March 31, 2022 were comprised of $600.0 million of Federal Home Loan Bank of San Francisco (“FHLB”) advances and $330.7 million of subordinated debt. The increase in borrowings at March 31, 2022 as compared to December 31, 2021 was primarily due to an increase of $600.0 million in FHLB term advances, offset by repayment of $550.0 million in FHLB overnight advances and $8.0 million in other short-term borrowings. The increase in borrowings at March 31, 2022 as compared to March 31, 2021 was primarily due to an increase of $590.0 million in FHLB advances, partially offset by redemptions of $160.0 million in subordinated notes and $10.4 million junior subordinated debt securities. At March 31, 2022, total borrowings represented 4.3% of total assets, compared to 4.2% and 2.5% as of December 31, 2021 and March 31, 2021, respectively.

Capital Ratios

At March 31, 2022, our common stockholder's equity was $2.78 billion, or 12.87% of total assets, compared with $2.89 billion, or 13.68%, at December 31, 2021, and $2.70 billion, or 13.40%, at March 31, 2021, with a book value per share of $29.31, compared with $30.58 at December 31, 2021, and $28.56 at March 31, 2021. At March 31, 2022, our ratio of tangible common equity to tangible assets(1) was 8.79%, compared with 9.52% at December 31, 2021, and 8.97% at March 31, 2021, and our tangible book value per share(1) was $19.12, compared with $20.29 at December 31, 2021, and $18.19 at March 31, 2021. The decreases in the ratio of tangible common equity to tangible assets and tangible book value per share at March 31, 2022 from the prior quarter were primarily driven by the other comprehensive loss from the impact of higher interest rates on our AFS securities portfolio.

______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

The Company implemented the CECL model on January 1, 2020 and elected to phase in the full effect of CECL on regulatory capital over the five-year transition period. Beginning the first quarter of March 31, 2022, the Company phases into regulatory capital the cumulative adjustments at the end of the second year of the transition period at 25% per year. At March 31, 2022, the Company and Bank are in compliance with the capital conservation buffer requirement and exceeded the minimum Common Equity Tier 1, Tier 1, and total capital ratios, inclusive of the fully phased-in capital conservation buffer, of 7.0%, 8.5% and 10.5%, respectively, and the Bank qualified as “well-capitalized” for purposes of the federal bank regulatory prompt corrective action regulations.

	March 31,	December 31,	March 31,
Capital ratios	2022	2021	2021
Pacific Premier Bancorp, Inc. Consolidated
Tier 1 leverage ratio	10.10%	10.08%	9.66%
Common equity tier 1 capital ratio	11.80	12.11	12.05
Tier 1 capital ratio	11.80	12.11	12.05
Total capital ratio	14.37	14.62	16.26
Tangible common equity ratio (1)	8.79	9.52	8.97

Pacific Premier Bank
Tier 1 leverage ratio	11.66%	11.62%	11.13%
Common equity tier 1 capital ratio	13.61	13.96	13.90
Tier 1 capital ratio	13.61	13.96	13.90
Total capital ratio	14.47	14.70	15.92

Share data
Book value per share	$29.31	$30.58	$28.56
Tangible book value per share (1)	19.12	20.29	18.19
Common equity dividends declared per share	0.33	0.33	0.30
Closing stock price (2)	35.35	40.03	43.44
Shares issued and outstanding	94,945,849	94,389,543	94,644,415
Market capitalization (2)(3)	$3,356,336	$3,778,413	$4,111,353
______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.
(2) As of the last trading day prior to period end.
(3) Dollars in thousands.

Dividend and Stock Repurchase Program

On April 22, 2022, the Company's Board of Directors declared a $0.33 per share dividend, payable on May 13, 2022 to stockholders of record as of May 6, 2022. In January 2021, the Company’s Board of Directors approved a stock repurchase program, which authorized the repurchase of up to 4,725,000 shares of its common stock. During the first quarter of 2022, the Company did not repurchase any shares of common stock.

Conference Call and Webcast

The Company will host a conference call at 9:00 a.m. PT / 12:00 p.m. ET on April 26, 2022 to discuss its financial results. Analysts and investors may participate in the question-and-answer session. A live webcast will be available on the Webcasts page of the Company's investor relations website. An archived version of the webcast will be available in the same location shortly after the live call has ended. The conference call can be accessed by telephone at (866) 290-5977 and asking to be joined to the Pacific Premier Bancorp conference call. Additionally, a telephone replay will be made available through May 3, 2022, at (877) 344-7529, conference ID 5702244.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. (Nasdaq: PPBI) is the parent company of Pacific Premier Bank, a California-based commercial bank focused on serving small, middle-market, and corporate businesses throughout the western United States in major metropolitan markets in California, Washington, Oregon, Arizona, and Nevada. Founded in 1983, Pacific Premier Bank has grown to become one of the largest banks headquartered in the western region of the United States, with over $21 billion in total assets. Pacific Premier Bank provides banking products and services, including deposit accounts, digital banking, and treasury management services, to businesses, professionals, entrepreneurs, real estate investors, and nonprofit organizations. Pacific Premier Bank also offers a wide array of loan products, such as commercial business loans, lines of credit, SBA loans, commercial real estate loans, agribusiness loans, franchise lending, home equity lines of credit, and construction loans. Pacific Premier Bank offers commercial escrow services and facilitates 1031 Exchange transactions through its Commerce Escrow division. Pacific Premier Bank offers clients IRA custodial services through its Pacific Premier Trust division, which has approximately $18 billion of assets under custody and over 42,000 client accounts comprised of self-directed investors, financial institutions, capital syndicators, and financial advisors. Additionally, Pacific Premier Bank provides nationwide customized banking solutions to Homeowners’ Associations and Property Management companies. Pacific Premier Bank is an Equal Housing Lender and Member FDIC. For additional information about Pacific Premier Bancorp, Inc. and Pacific Premier Bank, visit our website: www.ppbi.com.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, tax rates, and the impact of acquisitions we have made or may make.

Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Given the ongoing and dynamic nature of the COVID-19 pandemic, the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects remain uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility, which could result in impairment to our goodwill in future periods. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to the COVID-19 pandemic, could affect us in substantial and unpredictable ways, including the potential adverse impact of loan modifications and payment deferrals implemented consistent with recent regulatory guidance. Other risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve

System; inflation/deflation, interest rate, market, and monetary fluctuations; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; the transition away from USD LIBOR and related uncertainty as well as the risk and costs related to our adoption of SOFR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit related impairments of securities held by us; possible impairment charges to goodwill; the impact of governmental efforts to restructure the U.S. financial regulatory system; changes in consumer spending, borrowing, and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; our ability to attract deposits and other sources of liquidity; the possibility that we may reduce or discontinue the payments of dividends on our common stock; the possibility that we may discontinue our stock repurchase program or reduce or otherwise limit the level of repurchases of our common stock we may make from time to time pursuant to such program; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism, and/or military conflicts, including the war between Russia and Ukraine, which could impact business and economic conditions in the United States and abroad; public health crisis and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them; climate change, including the enhanced regulatory, compliance, credit and reputational risks and costs; natural disasters, earthquakes, fires, and severe weather; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2021 Annual Report on Form 10-K filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contacts:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
Chairman, President, and Chief Executive Officer
(949) 864-8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President and Chief Financial Officer
(949) 864-8000

Matthew J. Lazzaro
Senior Vice President, Director of Investor Relations
(949) 243-1082

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2022	2021	2021	2021	2021
ASSETS
Cash and cash equivalents	$809,259	$304,703	$322,320	$631,888	$1,554,668
Interest-bearing time deposits with financial institutions	2,216	2,216	2,708	2,708	2,708
Investments held-to-maturity, at amortized cost, net of allowance for credit losses	996,382	381,674	170,576	18,933	21,931
Investment securities available-for-sale, at fair value	3,222,095	4,273,864	4,709,815	4,487,447	3,857,337
FHLB, FRB, and other stock, at cost	116,973	117,538	118,399	117,738	117,843
Loans held for sale, at lower of amortized cost or fair value	11,646	10,869	8,100	4,714	7,311
Loans held for investment	14,733,755	14,295,897	13,982,861	13,594,598	13,117,392
Allowance for credit losses	(197,517)	(197,752)	(211,481)	(232,774)	(266,999)
Loans held for investment, net	14,536,238	14,098,145	13,771,380	13,361,824	12,850,393
Accrued interest receivable	60,922	65,728	63,228	67,529	65,098
Premises and equipment	70,453	71,908	72,850	73,821	76,329
Deferred income taxes, net	133,938	87,344	83,432	81,741	104,450
Bank owned life insurance	451,968	449,353	447,135	444,645	292,932
Intangible assets	65,978	69,571	73,451	77,363	81,364
Goodwill	901,312	901,312	901,312	901,312	900,204
Other assets	242,916	260,204	260,505	257,823	240,730
Total assets	$21,622,296	$21,094,429	$21,005,211	$20,529,486	$20,173,298
LIABILITIES
Deposit accounts:
Noninterest-bearing checking	$7,106,548	$6,757,259	$6,841,495	$6,768,384	$6,302,703
Interest-bearing:
Checking	3,679,067	3,493,331	3,477,902	3,103,343	3,155,071
Money market/savings	5,872,597	5,806,726	6,037,532	5,883,672	5,911,417
Retail certificates of deposit	1,031,011	1,058,273	1,113,070	1,259,698	1,353,431
Wholesale/brokered certificates of deposit	—	—	—	—	17,385
Total interest-bearing	10,582,675	10,358,330	10,628,504	10,246,713	10,437,304
Total deposits	17,689,223	17,115,589	17,469,999	17,015,097	16,740,007
FHLB advances and other borrowings	600,000	558,000	150,000	—	10,000
Subordinated debentures	330,726	330,567	330,408	476,622	501,611
Accrued expenses and other liabilities	219,329	203,962	216,688	224,348	218,582
Total liabilities	18,839,278	18,208,118	18,167,095	17,716,067	17,470,200
STOCKHOLDERS’ EQUITY
Common stock	933	929	929	931	931
Additional paid-in capital	2,348,727	2,351,294	2,347,626	2,352,112	2,348,445
Retained earnings	577,591	541,950	488,385	433,852	368,911
Accumulated other comprehensive (loss) income	(144,233)	(7,862)	1,176	26,524	(15,189)
Total stockholders' equity	2,783,018	2,886,311	2,838,116	2,813,419	2,703,098
Total liabilities and stockholders' equity	$21,622,296	$21,094,429	$21,005,211	$20,529,486	$20,173,298

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2022	2021	2021
INTEREST INCOME
Loans	$150,604	$157,418	$155,225
Investment securities and other interest-earning assets	17,942	19,588	17,769
Total interest income	168,546	177,006	172,994
INTEREST EXPENSE
Deposits	1,673	1,694	4,426
FHLB advances and other borrowings	474	33	65
Subordinated debentures	4,560	4,560	6,851
Total interest expense	6,707	6,287	11,342
Net interest income before provision for credit losses	161,839	170,719	161,652
Provision for credit losses	448	(14,648)	1,974
Net interest income after provision for credit losses	161,391	185,367	159,678
NONINTEREST INCOME
Loan servicing income	419	505	458
Service charges on deposit accounts	2,615	2,590	2,032
Other service fee income	367	391	473
Debit card interchange fee income	836	769	787
Earnings on bank owned life insurance	3,221	3,521	2,233
Net gain from sales of loans	1,494	1,334	361
Net gain from sales of investment securities	2,134	3,585	4,046
Trust custodial account fees	11,579	11,611	7,222
Escrow and exchange fees	1,661	2,221	1,526
Other income	1,568	754	4,602
Total noninterest income	25,894	27,281	23,740
NONINTEREST EXPENSE
Compensation and benefits	56,981	56,076	52,548
Premises and occupancy	11,952	11,403	11,980
Data processing	5,996	5,881	5,828
FDIC insurance premiums	1,396	1,389	1,181
Legal and professional services	4,068	5,870	3,935
Marketing expense	1,809	1,821	1,598
Office expense	1,203	1,463	1,829
Loan expense	1,134	857	1,115
Deposit expense	3,751	3,836	3,859
Merger-related expense	—	—	5
Amortization of intangible assets	3,592	3,880	4,143
Other expense	5,766	4,776	4,468
Total noninterest expense	97,648	97,252	92,489
Net income before income taxes	89,637	115,396	90,929
Income tax	22,733	30,565	22,261
Net income	$66,904	$84,831	$68,668
EARNINGS PER SHARE
Basic	$0.71	$0.90	$0.73
Diluted	$0.70	$0.89	$0.72
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	93,499,695	93,415,304	93,529,147
Diluted	93,946,074	93,906,491	94,093,644

SELECTED FINANCIAL DATA

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)

	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/Cost	Average Balance	Interest Income/Expense	Average Yield/Cost	Average Balance	Interest Income/Expense	Average Yield/Cost
Assets
Interest-earning assets:
Cash and cash equivalents	$322,236	$90	0.11%	$334,371	$66	0.08%	$1,309,366	$301	0.09%
Investment securities	4,546,408	17,852	1.57	4,833,251	19,522	1.62	4,087,451	17,468	1.71
Loans receivable, net (1)(2)	14,371,588	150,604	4.25	14,005,836	157,418	4.46	13,093,609	155,225	4.81
Total interest-earning assets	19,240,232	168,546	3.55	19,173,458	177,006	3.66	18,490,426	172,994	3.79
Noninterest-earning assets	1,716,559			1,693,547			1,503,834
Total assets	$20,956,791			$20,867,005			$19,994,260
Liabilities and equity
Interest-bearing deposits:
Interest checking	$3,537,824	$229	0.03%	$3,501,323	$225	0.03%	$3,060,055	$419	0.06%
Money market	5,343,973	888	0.07	5,467,559	925	0.07	5,447,909	2,588	0.19
Savings	422,186	26	0.02	418,218	27	0.03	368,288	82	0.09
Retail certificates of deposit	1,047,451	530	0.21	1,084,326	517	0.19	1,425,093	1,201	0.34
Wholesale/brokered certificates of deposit	—	—	—	—	—	—	118,854	136	0.46
Total interest-bearing deposits	10,351,434	1,673	0.07	10,471,426	1,694	0.06	10,420,199	4,426	0.17
FHLB advances and other borrowings	225,250	474	0.85	69,538	33	0.19	22,012	65	1.20
Subordinated debentures	330,629	4,560	5.52	330,476	4,560	5.52	501,553	6,851	5.46
Total borrowings	555,879	5,034	3.63	400,014	4,593	4.59	523,565	6,916	5.36
Total interest-bearing liabilities	10,907,313	6,707	0.25	10,871,440	6,287	0.23	10,943,764	11,342	0.42
Noninterest-bearing deposits	6,928,872			6,911,702			6,034,319
Other liabilities	256,219			232,863			266,536
Total liabilities	18,092,404			18,016,005			17,244,619
Stockholders' equity	2,864,387			2,851,000			2,749,641
Total liabilities and equity	$20,956,791			$20,867,005			$19,994,260
Net interest income		$161,839			$170,719			$161,652
Net interest margin (3)			3.41%			3.53%			3.55%
Cost of deposits (4)			0.04			0.04			0.11
Cost of funds (5)			0.15			0.14			0.27
Ratio of interest-earning assets to interest-bearing liabilities			176.40			176.37			168.96
______________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs and discounts/premiums.
(2) Interest income includes net discount accretion of $5.9 million, $7.9 million, and $9.9 million, respectively.
(3) Represents annualized net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
LOAN PORTFOLIO COMPOSITION
(Unaudited)

	March 31,	December 31,	September	June 30,	March 31,
(Dollars in thousands)	2022	2021	2021	2021	2021
Investor loans secured by real estate
CRE non-owner-occupied	$2,774,650	$2,771,137	$2,823,065	$2,810,233	$2,729,785
Multifamily	6,041,085	5,891,934	5,705,666	5,539,464	5,309,592
Construction and land	303,811	277,640	292,815	297,728	316,458
SBA secured by real estate (1)	42,642	46,917	49,446	53,003	56,381
Total investor loans secured by real estate	9,162,188	8,987,628	8,870,992	8,700,428	8,412,216
Business loans secured by real estate (2)
CRE owner-occupied	2,391,984	2,251,014	2,242,164	2,089,300	2,029,984
Franchise real estate secured	384,267	380,381	354,481	358,120	340,805
SBA secured by real estate (3)	68,466	69,184	69,937	72,923	73,967
Total business loans secured by real estate	2,844,717	2,700,579	2,666,582	2,520,343	2,444,756
Commercial loans (4)
Commercial and industrial	2,242,632	2,103,112	1,888,870	1,795,144	1,656,098
Franchise non-real estate secured	388,322	392,576	392,950	401,315	399,041
SBA non-real estate secured	10,761	11,045	12,732	13,900	14,908
Total commercial loans	2,641,715	2,506,733	2,294,552	2,210,359	2,070,047
Retail loans
Single family residential (5)	79,978	95,292	144,309	157,228	184,049
Consumer	5,157	5,665	6,426	6,240	6,324
Total retail loans	85,135	100,957	150,735	163,468	190,373
Gross loans held for investment (6)	14,733,755	14,295,897	13,982,861	13,594,598	13,117,392
Allowance for credit losses for loans held for investment	(197,517)	(197,752)	(211,481)	(232,774)	(266,999)
Loans held for investment, net	$14,536,238	$14,098,145	$13,771,380	$13,361,824	$12,850,393

Loans held for sale, at lower of cost or fair value	$11,646	$10,869	$8,100	$4,714	$7,311
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes unaccreted fair value net purchase discounts of $71.2 million, $77.1 million, $85.0 million, $94.4 million, and $103.9 million as of March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021, and March 31, 2021, respectively.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY INFORMATION
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2022	2021	2021	2021	2021
Asset quality
Nonperforming loans	$55,309	$31,273	$35,090	$34,387	$38,909
Other real estate owned	—	—	—	—	—
Nonperforming assets	$55,309	$31,273	$35,090	$34,387	$38,909

Total classified assets (1)	$122,528	$121,827	$124,506	$131,350	$134,667
Allowance for credit losses	197,517	197,752	211,481	232,774	266,999
Allowance for credit losses as a percent of total nonperforming loans	357%	632%	603%	677%	686%
Nonperforming loans as a percent of loans held for investment	0.38	0.22	0.25	0.25	0.30
Nonperforming assets as a percent of total assets	0.26	0.15	0.17	0.17	0.19
Classified loans to total loans held for investment	0.83	0.85	0.89	0.97	1.03
Classified assets to total assets	0.57	0.58	0.59	0.64	0.67
Net loan charge-offs (recoveries) for the quarter ended	$446	$(981)	$1,750	$1,094	$1,334
Net loan charge-offs (recoveries) for the quarter to average total loans	—%	(0.01)%	0.01%	0.01%	0.01%
Allowance for credit losses to loans held for investment (2)	1.34	1.38	1.51	1.71	2.04
Loans modified under the CARES Act	$—	$—	$—	$819	$—
Loans modified under the CARES Act as a percent of loans held for investment	—%	—%	—%	0.01%	—%
Delinquent loans
30 - 59 days	$25,332	$1,395	$728	$207	$13,116
60 - 89 days	74	—	936	83	61
90+ days	18,245	18,100	18,514	19,045	9,410
Total delinquency	$43,651	$19,495	$20,178	$19,335	$22,587
Delinquency as a percent of loans held for investment	0.30%	0.14%	0.14%	0.14%	0.17%
______________________________
(1) Includes substandard loans and other real estate owned.
(2) At March 31, 2022, 32% of loans held for investment include a fair value net discount of $71.2 million, or 0.48% of loans held for investment. At December 31, 2021, 36% of loans held for investment include a fair value net discount of $77.1 million, or 0.54% of loans held for investment. At September 30, 2021, 40% of loans held for investment include a fair value net discount of $85.0 million, or 0.60% of loans held for investment. At June 30, 2021, 45% of loans held for investment include a fair value net discount of $94.4 million, or 0.69% of loans held for investment. At March 31, 2021, 51% of loans held for investment include a fair value net discount of $103.9 million, or 0.79% of loans held for investment.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
NONACCRUAL LOANS (1)
(Unaudited)

(Dollars in thousands)	Collateral Dependent Loans	ACL	Non-Collateral Dependent Loans	ACL	Total Nonaccrual Loans	Nonaccrual Loans With No ACL
March 31, 2022
Investor loans secured by real estate
CRE non-owner-occupied	$10,243	$1,152	$—	$—	$10,243	$2,627
SBA secured by real estate (2)	573	—	—	—	573	573
Total investor loans secured by real estate	10,816	1,152	—	—	10,816	3,200
Business loans secured by real estate (3)
CRE owner-occupied	4,901	—	—	—	4,901	4,901
SBA secured by real estate (4)	575	—	—	—	575	575
Total business loans secured by real estate	5,476	—	—	—	5,476	5,476
Commercial loans (5)
Commercial and industrial	26,588	—	—	—	26,588	26,588
Franchise non-real estate secured	—	—	11,779	—	11,779	11,779
SBA not secured by real estate	642	—	—	—	642	642
Total commercial loans	27,230	—	11,779	—	39,009	39,009
Retail loans
Single family residential (6)	8	—	—	—	8	8
Total retail loans	8	—	—	—	8	8
Totals nonaccrual loans	$43,530	$1,152	$11,779	$—	$55,309	$47,693
______________________________
(1) The ACL for nonaccrual loans is determined based on a discounted cash flow methodology unless the loan is considered collateral dependent. The ACL for collateral dependent loans is determined based on the estimated fair value of the underlying collateral.
(2) SBA loans that are collateralized by hotel/motel real property.
(3) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(4) SBA loans that are collateralized by real property other than hotel/motel real property.
(5) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(6) Single family residential includes home equity lines of credit, as well as second trust deeds.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
PAST DUE STATUS
(Unaudited)

		Days Past Due
(Dollars in thousands)	Current	30-59	60-89	90+	Total
March 31, 2022
Investor loans secured by real estate
CRE non-owner-occupied	$2,762,632	$—	$—	$12,018	$2,774,650
Multifamily	6,041,085	—	—	—	6,041,085
Construction and land	303,811	—	—	—	303,811
SBA secured by real estate (1)	42,642	—	—	—	42,642
Total investor loans secured by real estate	9,150,170	—	—	12,018	9,162,188
Business loans secured by real estate (2)
CRE owner-occupied	2,387,083	—	—	4,901	2,391,984
Franchise real estate secured	384,267	—	—	—	384,267
SBA secured by real estate (3)	68,025	—	—	441	68,466
Total business loans secured by real estate	2,839,375	—	—	5,342	2,844,717
Commercial loans (4)
Commercial and industrial	2,216,983	25,332	74	243	2,242,632
Franchise non-real estate secured	388,322	—	—	—	388,322
SBA not secured by real estate	10,119	—	—	642	10,761
Total commercial loans	2,615,424	25,332	74	885	2,641,715
Retail loans
Single family residential (5)	79,978	—	—	—	79,978
Consumer loans	5,157	—	—	—	5,157
Total retail loans	85,135	—	—	—	85,135
Total loans	$14,690,104	$25,332	$74	$18,245	$14,733,755
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CREDIT RISK GRADES
(Unaudited)

(Dollars in thousands)	Pass	Special Mention	Substandard	Total Gross Loans
March 31, 2022
Investor loans secured by real estate
CRE non-owner-occupied	$2,735,537	$9,878	$29,235	$2,774,650
Multifamily	6,040,325	—	760	6,041,085
Construction and land	303,811	—	—	303,811
SBA secured by real estate (1)	33,789	—	8,853	42,642
Total investor loans secured by real estate	9,113,462	9,878	38,848	9,162,188
Business loans secured by real estate (2)
CRE owner-occupied	2,368,845	764	22,375	2,391,984
Franchise real estate secured	384,267	—	—	384,267
SBA secured by real estate (3)	59,998	—	8,468	68,466
Total business loans secured by real estate	2,813,110	764	30,843	2,844,717
Commercial loans (4)
Commercial and industrial	2,209,517	1,011	32,104	2,242,632
Franchise non-real estate secured	369,292	—	19,030	388,322
SBA not secured by real estate	9,042	66	1,653	10,761
Total commercial loans	2,587,851	1,077	52,787	2,641,715
Retail loans
Single family residential (5)	79,932	—	46	79,978
Consumer loans	5,153	—	4	5,157
Total retail loans	85,085	—	50	85,135
Total loans	$14,599,508	$11,719	$122,528	$14,733,755
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
GAAP to Non-GAAP RECONCILIATIONS
(Unaudited)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

For periods presented below, return on average tangible common equity is a non-GAAP financial measure derived from GAAP based amounts. We calculate this figure by excluding amortization of intangible assets expense from net income and excluding the average intangible assets and average goodwill from the average stockholders' equity during the periods indicated. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Net income	$66,904	$84,831	$68,668
Plus: amortization of intangible assets expense	3,592	3,880	4,143
Less: amortization of intangible assets expense tax adjustment (1)	1,025	1,107	1,185
Net income for average tangible common equity	69,471	87,604	71,626
Plus: merger-related expense	—	—	5
Less: merger-related expense tax adjustment (1)	—	—	1
Net income for average tangible common equity excluding merger-related expense	$69,471	$87,604	$71,630

Average stockholders' equity	$2,864,387	$2,851,000	$2,749,641
Less: average intangible assets	68,157	71,897	83,946
Less: average goodwill	901,312	901,312	898,587
Average tangible common equity	$1,894,918	$1,877,791	$1,767,108

Return on average equity (annualized)	9.34%	11.90%	9.99%
Return on average tangible common equity (annualized)	14.66%	18.66%	16.21%
Return on average tangible common equity excluding merger-related expense (annualized)	14.66%	18.66%	16.21%
___________________________________________________
(1) Adjusted by statutory tax rate

For periods presented below, return on average assets excluding merger-related expense is a non-GAAP financial measure derived from GAAP based amounts. We calculate this figure by excluding merger-related expense and the related tax impact from net income. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.
	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Net income	$66,904	$84,831	$68,668
Plus: merger-related expense	—	—	5
Less: merger-related expense tax adjustment (1)	—	—	1
Net income for average assets excluding merger-related expense	$66,904	$84,831	$68,672

Average assets	$20,956,791	$20,867,005	$19,994,260

Return on average assets (annualized)	1.28%	1.63%	1.37%
Return on average assets excluding merger-related expense (annualized)	1.28%	1.63%	1.37%
____________________________________________
(1) Adjusted by statutory tax rate

Pre-provision net revenue is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the pre-provision net revenue by excluding income tax, provision for credit losses, and merger-related expenses from net income. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison to the financial results of prior periods.

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Interest income	$168,546	$177,006	$172,994
Interest expense	6,707	6,287	11,342
Net interest income	161,839	170,719	161,652
Noninterest income	25,894	27,281	23,740
Revenue	187,733	198,000	185,392
Noninterest expense	97,648	97,252	92,489
Add: merger-related expense	—	—	5
Pre-provision net revenue	90,085	100,748	92,908
Pre-provision net revenue (annualized)	$360,340	$402,992	$371,632

Average assets	$20,956,791	$20,867,005	$19,994,260

Pre-provision net revenue on average assets	0.43%	0.48%	0.46%
Pre-provision net revenue on average assets (annualized)	1.72%	1.93%	1.86%

Noninterest expense (excluding merger-related expense) as a percent of average assets is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the noninterest expense (excluding merger-related expense) as a percent of average assets by excluding merger-related expenses from the noninterest expense and dividing by average assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison to the financial results of prior periods.

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Noninterest expense	$97,648	$97,252	$92,489
Less: merger-related expense	—	—	5
Noninterest expense excluding merger-related expense	$97,648	$97,252	$92,484

Average assets	$20,956,791	$20,867,005	$19,994,260

Noninterest expense as a percent of average assets (annualized)	1.86%	1.86%	1.85%
Noninterest expense excluding merger-related expense as a percent of average assets (annualized)	1.86%	1.86%	1.85%

Tangible book value per share and tangible common equity to tangible assets (the “tangible common equity ratio”) are non-GAAP financial measures derived from GAAP based amounts. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We believe that this information is consistent with the treatment by bank regulatory agencies, which excludes intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios.

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2022	2021	2021	2021	2021
Total stockholders' equity	$2,783,018	$2,886,311	$2,838,116	$2,813,419	$2,703,098
Less: intangible assets	967,290	970,883	974,763	978,675	981,568
Tangible common equity	$1,815,728	$1,915,428	$1,863,353	$1,834,744	$1,721,530

Total assets	$21,622,296	$21,094,429	$21,005,211	$20,529,486	$20,173,298
Less: intangible assets	967,290	970,883	974,763	978,675	981,568
Tangible assets	$20,655,006	$20,123,546	$20,030,448	$19,550,811	$19,191,730

Tangible common equity ratio	8.79%	9.52%	9.30%	9.38%	8.97%

Common shares issued and outstanding	94,945,849	94,389,543	94,354,211	94,656,575	94,644,415

Book value per share	$29.31	$30.58	$30.08	$29.72	$28.56
Less: intangible book value per share	10.19	10.29	10.33	10.34	10.37
Tangible book value per share	$19.12	$20.29	$19.75	$19.38	$18.19

Core net interest income and core net interest margin are non-GAAP financial measures derived from GAAP based amounts. We calculate core net interest income by excluding scheduled accretion income, accelerated accretion income, premium amortization on CDs, nonrecurring nonaccrual interest paid, and gain (loss) on interest rate contract in fair value hedging relationships from net interest income. The core net interest margin is calculated as the ratio of core net interest income to average interest-earning assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Net interest income	$161,839	$170,719	$161,652
Less: scheduled accretion income	2,857	3,097	3,878
Less: accelerated accretion income	3,083	4,770	5,988
Less: premium amortization on CD	96	183	1,751
Less: nonrecurring nonaccrual interest paid	(356)	349	(603)
Less: loss on fair value hedging relationships	$(1,667)	$(819)	$—
Core net interest income	$157,826	$163,139	$150,638

Average interest-earning assets	$19,240,232	$19,173,458	$18,490,426

Net interest margin	3.41%	3.53%	3.55%
Core net interest margin	3.33%	3.38%	3.30%

Efficiency ratio is a non-GAAP financial measure derived from GAAP-based amounts. This figure represents the ratio of noninterest expense, less amortization of intangible assets and merger-related expense, to the sum of net interest income before provision for credit losses and total noninterest income, less gain (loss) on sale of securities, other income - security recoveries, and gain (loss) from debt extinguishment. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Total noninterest expense	$97,648	$97,252	$92,489
Less: amortization of intangible assets	3,592	3,880	4,143
Less: merger-related expense	—	—	5
Noninterest expense, adjusted	$94,056	$93,372	$88,341

Net interest income before provision for credit losses	$161,839	$170,719	$161,652
Add: total noninterest income	25,894	27,281	23,740
Less: net gain from investment securities	2,134	3,585	4,046
Less: other income - security recoveries	—	1	2
Less: net loss from debt extinguishment	—	—	(503)
Revenue, adjusted	$185,599	$194,414	$181,847

Efficiency ratio	50.7%	48.0%	48.6%